UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 10, 2021 (July 7, 2020)

PHOENIX PLUS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-233778	61-1907981
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

2-3 & 2-5 BEDFORD BUSINESS PARK, JALAN 3/137B, BATU 5, JALAN KELANG LAMA, KUALA LUMPUR, MALAYSIA, 58200 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +852 8120 0914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001		The OTC Market – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into A Material Definitive Investment

Investment of Vettons City Angels Sdn Bhd

On October 13, 2021, Phoenix Plus Corp. (the “Company” or “we”) entered into shareholders agreement with Vettons City Angels Sdn Bhd (“VCASB”) a private limited company incorporated in Malaysia together with other 24 non -US investors who invest on the fundraising exercise carry out on July 7, 2020 by VCASB for a fund amount of MYR2,915,000. VCASB have issued and allotted 84,906 ordinary shares to the company representing 33.9% of the total ordinary shares of 250,000 issued on October 13,2021. Hence the transaction is completed.

On the same date, VCASB subscribe 250,000 ordinary shares of Vettons City Sdn. Bhd. with consideration amount of MYR2,915,000 which represent 5% of Vettons City Sdn. Bhd.’s total share capital issued.

Vettons City Sdn. Bhd is principally engaged is involved in the development of building projects for own operations which includes but not limited to, rental of space in said building(s), and research and development on information communication technology (“ICT”).

The foregoing description of the Shareholders Agreement is qualified in its entirety by reference to the Shareholders Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Shareholders Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOENIX PLUS CORP.
(Name of Registrant)

Date: November 12, 2021	By:	/s/ Fong Teck Kheong
	Name:	Fong Teck Kheong
	Title:	Chairman, Chief Financial Officer (Principal Financial and Accounting Officer)